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                                                                    EXHIBIT 23.3

                 [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                              September 22, 1998


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to (i) the incorporation by reference in the Prospectus (the "Prospectus") constituting a part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve reports relating to the proved oil and natural gas reserves and future net revenues of oil and natural gas reserves of the Company as of June 30, 1997 and 1998 (other than with respect to the Morgan Properties (as defined in the Prospectus)) and all references to such report letters and/or this firm in such Prospectus and (ii) further consent to our being named as an expert therein in the section titled "Experts."


                                                 H.J. GRUY AND ASSOCIATES, INC.

                                                 By: /s/ Robert J. Naas
                                                     --------------------------
                                                 Name:  Robert J. Naas, P.E.
                                                 Title: Executive Vice President